CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 28, 2008, relating to the financial statements and financial highlights which appears in the November 30, 2007 Annual Report to the Board of Trustees and Shareholders of Regions Morgan Keegan Select Funds which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
Chicago, IL
March 31, 2008